PROSPECTUS Dated                                    Pricing Supplement No. 105
April 1, 1998                                       Effective June 12, 2000



                   U.S. $1,000,000,000                           Rule 424 (b)(3)
                                                               Registration Stmt
                                                                   No. 333-45015
                FORD MOTOR CREDIT COMPANY

             VARIABLE DENOMINATION FLOATING
                   RATE DEMAND NOTES


             - - - - - - - - - - - - - - -


                Interest Rate Per Annum
                - - - - - - - - - - - -


Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over
----------  --------------     ---------------   ----------------
06/12/2000       6.06%             6.26 %             6.46%